Exhibit 99.2

Dear Fellow Shareholders,

I want to take this opportunity to provide an important update on the developments at Celularity over the past several months particularly in the context of evolving clinical and regulatory progress. At the same time, we recognize that the broader biotechnology sector, and cellular therapy companies in particular, continue to operate in a highly selective and challenging capital markets environment. Celularity’s leadership has taken important steps to sharpen our strategic focus, strengthen our financial position and enable Celularity to pursue the opportunities we believe are most closely aligned with our founding vision. These actions are intended to streamline our business and concentrate resources where we believe we can create durable long-term value.

As previously announced, we completed a transaction with NexGel, Inc. to out-license the commercial assets of our biomaterials business for consideration of up to $30 million, whereupon through strategic structuring, we eliminated certain of our recorded liabilities by nearly $13 million. The rationale for the transaction was straightforward. The biomaterials business generated meaningful revenue during our ownership and supported the treatment of thousands of patients, but these assets no longer represent the central focus of our long-term strategy. In short, the transaction enabled us to simplify our operating structure and redirect attention and resources toward our core placental-derived cellular therapy programs in the field of longevity and age-related disease.

Celularity was founded on the belief that the placenta represents a powerful and ethical biological resource with the potential to transform medicine on a global scale. Together with Peter Diamandis, M.D., one of the leading voices in the global longevity and exponential technology movements, I launched Celularity around a shared conviction: that placental-derived cellular therapies could play an anchoring role in extending human health span, addressing age-related disease and improving human performance. That vision continues to guide our strategy today.

Celularity sits at a unique intersection of regenerative medicine, immunology and aging biology. Our technologies are designed to harness the intrinsic biological properties of placental cells to address inflammation and the degenerative changes associated with aging. As global interest in longevity, cellular medicine, and regenerative therapies continues to expand, we believe Celularity is uniquely positioned to be a leader in this exciting area of medical innovation.

Central to our renewed focus is our most mature cell therapy product, cenplacel-L. Cenplacel-L is a placental-derived allogeneic cell therapy in the broader category of stem-cell and regenerative medicine, developed from postpartum placental tissue and designed to deliver the regenerative, immunomodulatory and anti-inflammatory potential of placental cells and reflects more than two decades of research by Celularity and its predecessor company, Celgene Cellular Therapeutics.

We believe cenplacel-L has the potential to play an important role in the emerging global market for stem-cell and regenerative cellular therapies, particularly in jurisdictions where regulatory frameworks permit physician-directed access to such therapies. These markets offer Celularity the opportunity to generate early commercial activity and build real-world clinical experience while continuing to evaluate opportunities to advance cenplacel-L through traditional regulatory pathways.

We are excited that physician interest in cenplacel-L has been strong. We are seeing demand from physicians seeking access to high-quality, responsibly manufactured placental-derived cellular therapies for appropriate patients in permissive markets. This demand includes interest from our affiliate partners at Fountain Life, whose physician network, focused on longevity, performance, and proactive health, has a mission closely aligned with Celularity. We believe the next phase of regenerative medicine will be defined not only by physician demand, but by manufacturing rigor, quality systems, regulatory discipline, and clinically responsible access. We believe these are areas where Celularity is well-positioned to differentiate.

Since emerging as a spin-off from Celgene at the end of 2017, Celularity has distinguished itself from other cellular medicine companies through our ability to generate revenues from placental biomaterials, CDMO and biobanking services, and the sale of cenplacel-L. While still early in the commercialization process, we believe growth in cenplacel-L revenues in 2026 will be driven principally by increasing physician participation and patient adoption in Florida, where the evolving regulatory framework and our collaboration with Fountain Life are helping to create an important initial market for placental-derived cellular therapies. We believe this market can provide a meaningful foundation for early commercial growth while also contributing valuable real-world clinical experience. Importantly, our current manufacturing infrastructure and existing inventory position us well to support anticipated demand, and we believe we have abundant capacity to meet expected growth while maintaining the quality standards and manufacturing discipline central to Celularity’s platform. As we scale, we intend to report on key metrics such as the number of participating centers, repeat physician utilization, and patient cohorts to provide greater transparency into the trajectory of this emerging commercial opportunity.

As Celularity enters this next phase, we are pleased to welcome Rick Gonzalez as Chief Commercial Officer. Rick will be responsible for leading Celularity’s commercial strategy, with a focus on expanding physician access to cenplacel-L and related Celularity products. His leadership will be critical as we seek to translate growing physician interest into a disciplined and scalable commercial model. One that broadens access while maintaining the quality, manufacturing rigor, and scientific integrity central to Celularity’s platform.

Cenplacel-L also remains an important part of Celularity’s longer-term clinical strategy. Previously investigated as PDA-001 and PDA-002, cenplacel-L has been studied across multiple indications, and we continue to evaluate opportunities to return this program to the clinic in the United States in areas where placental-derived cellular therapy may address significant unmet medical need.

We are also continuing to explore the potential of our natural killer cell program, CYNK-001, including its potential application as a senoblative therapy. Senescent cells accumulate with age and contribute to tissue dysfunction, degenerative disease and declining physiological performance. The ability to selectively eliminate these cells represents an emerging approach to addressing biological mechanisms that influence aging and health span. Together, we believe cenplacel-L and CYNK-001 represent complementary pillars of a differentiated, placenta-derived longevity platform designed to address both the consequences and underlying biological drivers of age-related decline.

While we are encouraged by the opportunities ahead, we remain realistic about the challenges facing Celularity. Like many companies advancing novel cellular therapies, we operate in a demanding capital environment. Our existing residual debt obligations and capital constraints require discipline and careful execution. In parallel, we are actively evaluating opportunities to support the business through strategic partnerships, non-dilutive sources of capital, and disciplined geographic expansion in markets where the regulatory environment and physician demand may enable responsible near-term commercialization. The actions we are taking, including the NexGel transaction and our renewed focus on cell therapy in longevity, are intended to strengthen Celularity’s financial position and concentrate our resources on the programs where we believe our science, manufacturing capabilities and strategic relationships can create the greatest long-term value.

Celularity is entering a new phase of focused execution. With a more streamlined operating structure, a differentiated placental-derived cellular therapy platform, growing physician interest in cenplacel-L, and the addition of experienced commercial leadership to expand physician access, we believe Celularity is well-positioned to pursue meaningful near-term commercial opportunities while continuing to advance its broader mission in longevity, regenerative medicine, and cellular therapy to preserve human performance. Thank you for your continued support and confidence in Celularity.

Sincerely,

Robert J. Hariri, M.D., Ph.D.

Founder, Chairman and Chief Executive Officer

Celularity Inc.